EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-69389, dated December 21, 1998; File No. 333-72622, dated January 11, 2001; File No. 333-72624, dated January 11, 2001; and File No. 333-120485, dated November 15, 2004 ), of the Handleman Company of our report dated May XX, 2006 relating to the financial statements of the Handleman Company Salary Deferral Plan, which appears in this Form 11-K.

/s/ GRANT THORNTON LLP

Southfield, Michigan

June 29, 2006